UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 20, 2017

Micropac Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-1225149
(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: (972) 272-3571

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Micropac Industries, Inc., dated March 13, 2017 (the “Original Form 8-K”). This Form 8-K/A is being filed to correct the identification of an elected director. This Form 8-K/A amends and restates in its entirety Item 5.07 of the Original Form 8-K. No other changes were made to the Original Form 8-K.

Item 5.07: Submission of Matters to a Vote of Security Holders

(a)	The Company held its 2017 annual meeting of stockholders (the “Annual Meeting”) on

March 10, 2017.

(b)    At the Annual Meeting, stockholders voted on the following two proposals (described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 09, 2017). The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal One: The five director nominees received the following votes:

Nominee	For	Withheld
Heinz-Werner Hempel	2,076,297	1,425
Mark W. King	2,076,622	1,100
Richard Hoesterey	2,022,442	55,280
Eugene A. Robinson	2,075,522	2,200
Christine B. Dittrich	2,075,522	2,200

All five nominees listed above were elected to serve for a term ending at the Company’s 2018 annual meeting of stockholders.

Proposal Two: The “Say on Pay” non-binding advisory vote on the compensation of the named executive officers of the Company received the following votes:

For	Against	Abstain
2,021,172	54,030	2,520

The advisory proposal was approved.

Dated 04/20/2017	MICROPAC INDUSTRIES, INC.
(Registrant)

/s/ Mark King
(Signature)
Mark King
Chief Executive Officer